UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2010

(Date of Report)

January 13, 2010

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2010, International Paper Company (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008 (the “Credit Agreement”), among Red Bird Receivables, LLC, as Borrower, the Company, as Servicer, the Conduits and Liquidity Banks from time to time parties thereto, and the agents parties thereto. The material terms of the Amendment were as follows: (i) extending the term of the Credit Agreement to January 12, 2011; (ii) adding Calyon New York Branch and its conduit as parties to the Credit Agreement; and (iii) including a new amortization event that may be triggered when the Borrower appoints an additional or replacement Independent Manager without first seeking the consent of the Liquidity Banks in accordance with the terms of the Amendment and Credit Agreement.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Amendment in connection with filing such amendment as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/S/ MAURA ABELN SMITH

	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 15, 2010